RYAN SPECIALTY REPORTS FIRST QUARTER 2026 RESULTS
- Total Revenue grew 15.2% year-over-year to $795.2 million -
- Organic Revenue Growth Rate* of 11.8% year-over-year -
- Net Income of $40.6 million, or $0.13 per diluted share -
- Adjusted EBITDAC* grew 15.7% year-over-year to $232.0 million -
- Adjusted Net Income increased 21.2% year-over-year to $130.7 million -
- Adjusted Diluted Earnings Per Share grew 20.5% or $0.47 per diluted share -
- Returned approximately $64.8 million to shareholders, including $40.0 million of share repurchases, and
$24.8 million of dividends and distributions  -
April 30, 2026 | CHICAGO, IL — Ryan Specialty Holdings, Inc. (NYSE: RYAN) (“Ryan Specialty” or the “Company”), a
leading international specialty insurance firm, today announced results for the first quarter ended March 31, 2026.
First Quarter 2026 Highlights
•Revenue grew 15.2% year-over-year to $795.2 million, compared to $690.2 million in the prior-year period
•Organic Revenue Growth Rate* was 11.8% for the quarter, compared to 12.9% in the prior-year period
•Net Income increased year-over-year to $40.6 million, compared to a loss of $(4.4) million in the prior-year period. Diluted Earnings Per Share was $0.13
•Adjusted EBITDAC* increased 15.7% to $232.0 million, compared to $200.5 million in the prior-year period
•Adjusted EBITDAC Margin* of 29.2%, compared to 29.1% in the prior-year period
•Adjusted Net Income* increased 21.2% to $130.7 million, compared to $107.8 million in the prior-year period
•Adjusted Diluted Earnings Per Share* increased 20.5% to $0.47, compared to $0.39 in the prior-year period
•Returned approximately $64.8 million to shareholders through $40.0 million of Class A common stock repurchases, representing 1.0 million shares, and $24.8 million of dividends and distributions
“It was a strong start to 2026 for Ryan Specialty in the face of continued and increasing industry headwinds,” said
Patrick G. Ryan, Founder and Executive Chairman of Ryan Specialty. “We grew total revenue 15%, driven by organic growth of 11.8% and contributions from M&A. We grew Adjusted EBITDAC by 15.7% and Adjusted Diluted EPS by
20.5%. Our performance this quarter speaks to the dedication of our team, their ability to succeed in challenging times, and the diversified enterprise we have purposefully built over the years. Through one of the most efficient and effective insurance distribution platforms in the word, we are delivering innovative solutions for our clients -
brokers, agents, and carriers, that are difficult to replicate elsewhere. While we expect the environment to remain considerably challenging in the near term, we are confident that our continued investment in the platform, paired with our ability to innovate alongside our clients and capital trading partners, will further strengthen our position as a leader in specialty insurance.”
“I am proud of our team's tireless execution during the quarter as we continue to win business and increase market share in a very competitive environment,” added Timothy W. Turner, Chief Executive Officer of Ryan Specialty.
“Along with our strong performance, we are continuing to invest broadly in our technology, AI, and data capabilities to ensure we are providing our clients with the expertise and advocacy they expect to solve their most complex insurance needs. We remain focused on controlling what we can control given the challenging environment. We are enhancing our competitive advantage and continuing to build and expand a platform that is designed to endure across market cycles.”
Summary of First Quarter 2026 Results

	Three Months Ended March 31,		Change
(in thousands, except percentages and per share data)	2026	2025	$	%
GAAP financial measures
Total revenue	$795,229	$690,166	$105,063	15.2%
Net commissions and fees	782,903	676,128	106,775	15.8
Compensation and benefits	495,176	430,289	64,887	15.1
General and administrative	108,761	106,060	2,701	2.5
Total operating expenses	700,633	589,931	110,702	18.8
Operating income	94,596	100,235	(5,639)	(5.6)
Net income (loss)	40,597	(4,389)	44,986	NM
Net income (loss) attributable to Ryan Specialty Holdings, Inc.	17,646	(27,642)	45,288	NM
Compensation and benefits expense ratio (1)	62.3%	62.3%
General and administrative expense ratio (2)	13.7%	15.4%
Net income (loss) margin (3)	5.1%	(0.6%)
Earnings (loss) per share (4)	$0.14	$(0.22)
Diluted earnings (loss) per share (4)	$0.13	$(0.22)
Non-GAAP financial measures*
Organic revenue growth rate	11.8%	12.9%
Adjusted compensation and benefits expense	$461,832	$397,428	$64,404	16.2%
Adjusted compensation and benefits expense ratio	58.1%	57.6%
Adjusted general and administrative expense	$101,365	$92,237	$9,128	9.9%
Adjusted general and administrative expense ratio	12.7%	13.4%
Adjusted EBITDAC	$232,033	$200,501	$31,532	15.7%
Adjusted EBITDAC margin	29.2%	29.1%
Adjusted net income	$130,728	$107,839	$22,889	21.2%
Adjusted net income margin	16.4%	15.6%
Adjusted diluted earnings per share	$0.47	$0.39	$0.08	20.5%
*For a definition and a reconciliation of Organic revenue growth rate, Adjusted compensation and benefits expense,
Adjusted compensation and benefits ratio, Adjusted general and administrative expense, Adjusted general and administrative expense ratio, Adjusted EBITDAC, Adjusted EBITDAC margin, Adjusted net income, Adjusted net income margin, and Adjusted diluted earnings per share to the most directly comparable GAAP measure, see “Non-GAAP Financial
Measures and Key Performance Indicators” below.
(1)Compensation and benefits expense ratio is defined as Compensation and benefits divided by Total revenue.
(2)General and administrative expense ratio is defined as General and administrative expense divided by Total revenue.
(3)Net income margin is defined as Net income divided by Total revenue.
(4)See “Note 10, Earnings (Loss) Per Share” of the unaudited quarterly consolidated financial statements.

First Quarter 2026 Review*
Total revenue for the first quarter of 2026 was $795.2 million, an increase of 15.2% compared to $690.2 million in the prior-year period. This increase was primarily due to continued organic revenue growth of 11.8%, driven by new client wins and expanded relationships with existing clients, coupled with continued expansion of the specialty and
E&S markets, revenue from acquisitions completed within the trailing twelve months ended March 31, 2026, and growth in contingent commissions. We experienced growth across the majority of our casualty lines, offset by a moderate decline in our property portfolio.
Total operating expenses for the first quarter of 2026 were $700.6 million, an 18.8% increase compared to $589.9 million in the prior-year period. This increase was primarily due to higher Compensation and benefits expenses resulting from growth in headcount and revenue and an increase in Restructuring and related expense due to the
Empower Program initiated in the first quarter of 2026. General and administrative expense also increased compared to the prior-year period due to an increase in professional services and IT charges, as well as costs directly linked to revenue growth, recruiter fees, higher expenses to accommodate both organic and inorganic revenue growth, and an increase in Restructuring and related expense due to the Empower Program, partially offset by lower
Acquisition-related expenses.
Net income for the first quarter of 2026 increased to $40.6 million, compared to a loss of $(4.4) million in the prior-
year period. The increase was due to strong revenue growth and lower Income tax expense, partially offset by higher
Total operating expenses compared to the prior-year period.
Adjusted EBITDAC grew 15.7% to $232.0 million from $200.5 million in the prior-year period. Adjusted EBITDAC margin for the quarter was 29.2%, compared to 29.1% in the prior-year period. The increase in Adjusted EBITDAC was driven primarily by strong revenue growth, partially offset by higher Adjusted compensation and benefits expense, as well as higher Adjusted general and administrative expense.
Adjusted net income for the first quarter of 2026 increased 21.2% to $130.7 million, compared to $107.8 million in the prior-year period. Adjusted net income margin was 16.4%, compared to 15.6% in the prior-year period. Adjusted diluted earnings per share for the first quarter of 2026 increased 20.5% to $0.47, compared to $0.39 in the prior-
year period.
*For the definition of each of the non-GAAP measures referred to above, as well as a reconciliation of such non-GAAP measures to their most directly comparable GAAP measures, see “Non-GAAP Financial Measures and Key Performance
Indicators” below.

First Quarter 2026 Net Commissions and Fees by Specialty and Revenue by Type
Growth in Net commissions and fees in all specialties was primarily driven by strong organic growth.

	Three Months Ended March 31,
(in thousands, except percentages)	2026	% of total	2025	% of total	Change
Wholesale Brokerage	$377,796	48.3%	$360,788	53.4%	$17,008	4.7%
Binding Authority	110,000	14.0	101,950	15.1	8,050	7.9
Underwriting Management	295,107	37.7	213,390	31.5	81,717	38.3
Total Net commissions and fees	$782,903		$676,128		$106,775	15.8%
The following tables sets forth our revenue by type of commission and fees:

	Three Months Ended March 31,
(in thousands, except percentages)	2026	% of total	2025	% of total	Change
Net commissions and policy fees	$717,553	91.7%	$623,966	92.3%	$93,587	15.0%
Supplemental and contingent commissions	49,117	6.3	37,773	5.6	11,344	30.0
Loss mitigation and other fees	16,233	2.0	14,389	2.1	1,844	12.8
Total Net commissions and fees	$782,903		$676,128		$106,775	15.8%
Liquidity and Financial Condition
As of March 31, 2026, the Company had Cash and cash equivalents of $154.7 million and outstanding debt principal of $3.6 billion.
Capital Return
In the first quarter, the Company returned approximately $64.8 million to shareholders through $40.0 million of
Class A common stock repurchases, representing 1.0 million shares, and $24.8 million of dividends and distributions.
As of March 31, 2026, the Company had $260.0 million of remaining authorization under its share repurchase program.
Additionally, on April 30, 2026, the Company’s board of directors declared a quarterly dividend of $0.13 per share on the outstanding Class A common stock. The quarterly dividend will be payable on May 26, 2026, to stockholders of record as of the close of business on May 12, 2026. A portion of the dividend, $0.06 per share, will be funded by free cash flow from Ryan Specialty, LLC and will be paid to all holders of the Company’s Class A common stock and the holders of the LLC Common Units (as defined below).
Full Year 2026 Guidance*
The Company is updating its full year 2026 guidance for Organic Revenue Growth Rate and Adjusted EBITDAC Margin
as follows:
•We are guiding to an Organic Revenue Growth Rate in the mid-single digits for 2026
•We are guiding to an Adjusted EBITDAC Margin that is down 100 - 150 basis points for 2026, as compared to the prior year

*For a definition of Organic revenue growth rate and Adjusted EBITDAC margin, see “Non-GAAP Financial Measures and Key
Performance Indicators” below.
Executive Chairman Stock Option Program
On April 30, 2026, the Company announced a special, one-time stock option grant program, funded entirely by
Executive Chairman, Patrick G. Ryan, through the Ryan Stock Option Trust. The program is designed to be net neutral to the Company's outstanding share count and is intended to support employee alignment. Please refer to the
Company's 8-K filed with the SEC for more information.
Conference Call Information
Ryan Specialty will hold a conference call to discuss the financial results at 4:45pm Eastern Time on April 30, 2026.
Interested parties may access the conference call through the live webcast, which can be accessed at https://ryan-
specialty-q1-2026-earnings-call.open-exchange.net/registration or by visiting the Company’s Investor Relations website. Please join the live webcast at least 10 minutes prior to the scheduled start time.
A webcast replay of the call will be available on the Company’s website at ryanspecialty.com in its Investors section for one year following the call.
About Ryan Specialty
Founded in 2010, Ryan Specialty (NYSE: RYAN) is a service provider of specialty products and solutions for insurance brokers, agents, and carriers. Ryan Specialty provides distribution, underwriting, product development, administration, and risk management services by acting as a wholesale broker and a managing underwriter with delegated authority from insurance carriers. Our mission is to provide industry-leading innovative specialty insurance solutions for insurance brokers, agents, and carriers. Learn more at ryanspecialty.com.
Forward-Looking Statements
All statements in this release and in the corresponding earnings call that are not historical are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve substantial risks and uncertainties. For example, all statements the Company makes relating to its estimated and projected costs, expenditures, cash flows, growth rates and financial results, its plans, anticipated amount and timing of cost savings relating to the restructuring plan, or its plans and objectives for future operations, growth initiatives, or strategies and the statements under the caption “Full Year 2026 Outlook” are forward-looking statements. Words such as
“anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely”
and variations of such words and similar expressions are intended to identify such forward-looking statements. All forward-looking statements are subject to risks and uncertainties, known and unknown, that may cause actual results to differ materially from those that the Company expected. Specific factors that could cause such a difference include, but are not limited to, those disclosed previously in the Company’s filings with the Securities and Exchange
Commission (“SEC”).
For more detail on the risk factors that may affect the Company’s results, see the section entitled “Risk Factors” in our most recent annual report on Form 10-K filed with the SEC, and in other documents filed with, or furnished to, the SEC. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements.
Given these factors, as well as other variables that may affect the Company’s operating results, you are cautioned not to place undue reliance on these forward-looking statements, not to assume that past financial performance will be a reliable indicator of future performance, and not to use historical trends to anticipate results or trends in future periods. The forward-looking statements included in this press release and on the related earnings call relate only to events as of the date hereof. The Company does not undertake, and expressly disclaims, any duty or obligation to update publicly any forward-looking statement after the date of this release, whether as a result of new information, future events, changes in assumptions, or otherwise.

Non-GAAP Financial Measures and Key Performance Indicators
In assessing the performance of the Company’s business, non-GAAP financial measures are used that are derived from the Company’s consolidated financial information, but which are not presented in the Company’s consolidated financial statements prepared in accordance with GAAP. The Company considers these non-GAAP financial measures to be useful metrics for management and investors to facilitate operating performance comparisons from period to period by excluding potential differences caused by variations in capital structures, tax positions, depreciation, amortization, and certain other items that the Company believes are not representative of its core business. The
Company uses the following non-GAAP measures for business planning purposes, in measuring performance relative to that of its competitors, to help investors to understand the nature of the Company’s growth, and to enable investors to evaluate the run-rate performance of the Company. Non-GAAP financial measures should be viewed as supplementing, and not as an alternative or substitute for, the consolidated financial statements prepared and presented in accordance with GAAP. The footnotes to the reconciliation tables below should be read in conjunction with the unaudited consolidated quarterly financial statements in the Company’s Quarterly Report on form 10-Q filed with the SEC. Industry peers may provide similar supplemental information but may not define similarly-named metrics in the same way and may not make identical adjustments.
Organic revenue growth rate: Organic revenue growth rate represents the percentage change in Net commissions and fees, as compared to the same period for the prior year, adjusted to eliminate revenue attributable to acquisitions for the first twelve months of ownership, revenue attributable to sold businesses for the subsequent twelve months after the sale, and other items such as contingent commissions and the impact of changes in foreign exchange rates.
Adjusted compensation and benefits expense: Adjusted compensation and benefits expense is defined as
Compensation and benefits expense adjusted to reflect items such as (i) equity-based compensation, (ii) acquisition and restructuring related compensation expenses, and (iii) other exceptional or non-recurring compensation expenses, as applicable. The most directly comparable GAAP financial metric is Compensation and benefits expense.
Adjusted general and administrative expense: Adjusted general and administrative expense is defined as General and administrative expense adjusted to reflect items such as (i) acquisition and restructuring related general and administrative expenses, and (ii) other exceptional or non-recurring general and administrative expenses, as applicable. The most directly comparable GAAP financial metric is General and administrative expense.
Adjusted compensation and benefits expense ratio: Adjusted compensation and benefits expense ratio is defined as the Adjusted compensation and benefits expense as a percentage of Total revenue. The most directly comparable
GAAP financial metric is Compensation and benefits expense ratio.
Adjusted general and administrative expense ratio: Adjusted general and administrative expense ratio is defined as the Adjusted general and administrative expense as a percentage of Total revenue. The most directly comparable
GAAP financial metric is General and administrative expense ratio.
Adjusted EBITDAC: Adjusted EBITDAC is defined as Net income before Interest expense, net, Income tax expense,
Depreciation, Amortization, and Change in contingent consideration, adjusted to reflect items such as (i) equity-
based compensation, (ii) acquisition-related expenses, and (iii) other exceptional or non-recurring items, as applicable. Acquisition-related expense includes one-time diligence, transaction-related, and integration costs.
Acquisition-related long-term incentive compensation arises from long-term incentive plans associated with acquisitions. These plans require service requirements, and in some cases performance targets, to be met in order to be earned. Restructuring and related expense consists of compensation and benefits, contractors, professional services, and license fees related to the Empower Program, which was initiated at the beginning of 2026. The compensation and benefits expense includes severance as well as employment costs related to services rendered between the notification and termination dates and other termination payments. Amortization and expense is composed of charges related to discontinued prepaid incentive programs. For the three months ended March 31,
2026, Other non-operating income consisted of $0.5 million of forfeitures of vested equity awards, $0.1 million of seller reimbursement of acquisition-related retention incentives, and $0.1 million of sublease income. For the three months ended March 31, 2025, Other non-operating income consisted of $0.3 million of seller reimbursement of acquisition-related retention incentives and $0.1 million of sublease income. Equity-based compensation reflects non-cash equity-based expense. IPO related expenses consist of compensation-related expense primarily related to the expense for new awards issued at IPO, as well as expense related to the revaluation of existing equity awards at
IPO.
Adjusted EBITDAC margin: Adjusted EBITDAC margin is defined as Adjusted EBITDAC as a percentage of Total revenue. The most directly comparable GAAP financial metric is Net income margin.
Adjusted net income: Adjusted net income is defined as tax-effected earnings before amortization and certain items of income and expense, gains and losses, equity-based compensation, acquisition related long-term incentive compensation, acquisition-related expenses, costs associated with our IPO, and certain exceptional or non-recurring items. The Company will be subject to United States federal income taxes, in addition to state, local, and foreign taxes, with respect to its allocable share of any net taxable income of Ryan Specialty, LLC (together with its parent
New Ryan Specialty, LLC and their subsidiaries, the “LLC”). For comparability purposes, this calculation incorporates the impact of federal and state statutory tax rates on 100% of the Company’s adjusted pre-tax income as if the
Company owned 100% of Ryan Specialty, LLC. The most directly comparable GAAP financial metric is Net income.
Adjusted net income margin: Adjusted net income margin is defined as Adjusted net income as a percentage of
Total revenue. The most directly comparable GAAP financial metric is Net income margin.
Adjusted diluted earnings per share: Adjusted diluted earnings per share is defined as Adjusted net income divided by diluted shares outstanding after adjusting for the effect if 100% of the outstanding LLC Common Units (“LLC
Common Units”), together with the shares of Class B common stock, vested Class C Incentive Units, vested but unexercised Options, and unvested equity awards were exchanged into shares of Class A common stock as if 100%
of unvested equity awards were vested. The most directly comparable GAAP financial metric is Diluted earnings per share.
Credit Adjusted EBITDAC: Credit Adjusted EBITDAC is defined as Adjusted EBITDAC as further adjusted without duplication for: acquired EBITDAC from the beginning of the applicable twelve month reference period through the acquisition close date, certain annualized run rate expected cost savings and initiatives, and certain other adjustments as permitted in calculating leverage ratios under our debt agreements. The Company presents Credit
Adjusted EBITDAC as an additional measure of liquidity and leverage. The calculation of Credit Adjusted EBITDAC pursuant to our debt agreements permits certain estimates and assumptions that may differ from actual results.
The summary unaudited consolidated financial data presented for the twelve months ended March 31, 2026, was derived by adding the consolidated financial data of the Company for the twelve months ended December 31, 2025, to the consolidated financial data of the Company for the three months ended March 31, 2026, and subtracting the consolidated financial data of the Company for the three months ended March 31, 2025. The summary unaudited consolidated financial data for the twelve months ended March 31, 2026, has been prepared for illustrative purposes only and is not necessarily representative of our results of operations for any future period or our financial condition at any future date.
The reconciliation of the above non-GAAP measures to each of their most directly comparable GAAP financial measure is set forth in the reconciliation table accompanying this release.
With respect to the Organic revenue growth rate and Adjusted EBITDAC margin outlook presented in the “Full Year
2026 Outlook” section of this press release, the Company is unable to provide a comparable outlook for, or a reconciliation to, Total revenue growth rate or Net income margin because it cannot provide a meaningful or accurate calculation or estimation of certain reconciling items without unreasonable effort. Its inability to do so is due to the inherent difficulty in forecasting the timing of items that have not yet occurred and quantifying certain amounts that are necessary for such reconciliation, including variations in effective tax rate, expenses to be incurred for acquisition activities, and other one-time or exceptional items.

Contacts:

Investor Relations Nicholas Mezick VP, Investor Relations Ryan Specialty IR@ryanspecialty.com Phone: (312) 784-6152	Media Relations Alice Phillips Topping SVP, Chief Marketing & Communications Officer Ryan Specialty Alice.Topping@ryanspecialty.com Phone: (312) 635-5976

Consolidated Statements of Income (Unaudited)

	Three Months Ended March 31,
(in thousands, except percentages and per share data)	2026	2025
Revenue
Net commissions and fees	$782,903	$676,128
Fiduciary investment income	12,326	14,038
Total revenue	$795,229	$690,166
Expenses
Compensation and benefits	495,176	430,289
General and administrative	108,761	106,060
Amortization	65,340	64,985
Depreciation	4,062	2,639
Change in contingent consideration	27,294	(14,042)
Total operating expenses	$700,633	$589,931
Operating income	$94,596	$100,235
Interest expense, net	53,733	54,508
Income from equity method investments	(5,531)	(4,937)
Other non-operating income	(711)	(377)
Income before income taxes	$47,105	$51,041
Income tax expense	6,508	55,430
Net income (loss)	$40,597	$(4,389)
GAAP financial measures
Total revenue	$795,229	$690,166
Net commissions and fees	782,903	676,128
Compensation and benefits	495,176	430,289
General and administrative	108,761	106,060
Net income (loss)	40,597	(4,389)
Compensation and benefits expense ratio (1)	62.3%	62.3%
General and administrative expense ratio (2)	13.7%	15.4%
Net income (loss) margin (3)	5.1%	(0.6%)
Earnings (loss) per share (4)	$0.14	$(0.22)
Diluted earnings (loss) per share (4)	$0.13	$(0.22)
Non-GAAP Financial Measures (Unaudited)

	Three Months Ended March 31,
(in thousands, except percentages and per share data)	2026	2025
Non-GAAP financial measures*
Organic revenue growth rate	11.8%	12.9%
Adjusted compensation and benefits expense	$461,832	$397,428
Adjusted compensation and benefits expense ratio	58.1%	57.6%
Adjusted general and administrative expense	$101,365	$92,237
Adjusted general and administrative expense ratio	12.7%	13.4%
Adjusted EBITDAC	$232,033	$200,501
Adjusted EBITDAC margin	29.2%	29.1%
Adjusted net income	$130,728	$107,839
Adjusted net income margin	16.4%	15.6%
Adjusted diluted earnings per share	$0.47	$0.39

Consolidated Balance Sheets (Unaudited)

(in thousands, except share and per share data)	March 31, 2026	December 31, 2025
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$154,650	$158,322
Commissions and fees receivable – net	565,259	488,951
Fiduciary cash and receivables	4,764,338	4,298,920
Prepaid incentives – net	15,326	13,550
Other current assets	79,255	100,437
Total current assets	$5,578,828	$5,060,180
NON-CURRENT ASSETS
Goodwill	3,217,450	3,225,021
Customer relationships	1,433,397	1,496,885
Other intangible assets	127,052	119,621
Prepaid incentives – net	29,718	27,849
Equity method investments	116,431	109,982
Property and equipment – net	66,138	69,461
Lease right-of-use assets	125,802	130,480
Deferred tax assets	305,565	310,138
Other non-current assets	11,257	14,554
Total non-current assets	$5,432,810	$5,503,991
TOTAL ASSETS	$11,011,638	$10,564,171
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$341,742	$284,403
Accrued compensation	257,275	519,251
Operating lease liabilities	27,189	25,987
Tax Receivable Agreement liabilities	30,047	—
Short-term debt and current portion of long-term debt	35,364	60,187
Fiduciary liabilities	4,764,338	4,298,920
Total current liabilities	$5,455,955	$5,188,748
NON-CURRENT LIABILITIES
Accrued compensation	81,362	70,096
Operating lease liabilities	146,200	153,089
Long-term debt	3,533,913	3,291,462
Tax Receivable Agreement liabilities	430,797	458,997
Deferred tax liabilities	47,354	49,834
Other non-current liabilities	97,003	97,894
Total non-current liabilities	$4,336,629	$4,121,372
TOTAL LIABILITIES	$9,792,584	$9,310,120
STOCKHOLDERS’ EQUITY
Class A common stock ($0.001 par value; 1,000,000,000 shares authorized, 128,867,457 and 129,603,426 shares issued and outstanding at March 31, 2026, and December 31, 2025, respectively)	129	130
Class B common stock ($0.001 par value; 984,748,069 shares authorized and 134,351,649 shares issued and outstanding at March 31, 2026; 1,000,000,000 shares authorized and 134,508,885 shares issued and outstanding at December 31, 2025)	134	135
Preferred stock ($0.001 par value; 500,000,000 shares authorized, 0 shares issued and outstanding at March 31, 2026, and December 31, 2025)	—	—
Additional paid-in capital	506,021	513,610
Retained earnings	120,528	120,353
Accumulated other comprehensive income	9,390	13,845
Total stockholders’ equity attributable to Ryan Specialty Holdings, Inc.	$636,202	$648,073
Non-controlling interests	582,852	605,978
Total stockholders’ equity	$1,219,054	$1,254,051
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$11,011,638	$10,564,171

Consolidated Statements of Cash Flows (Unaudited)

	Three Months Ended March 31,
(in thousands)	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$40,597	$(4,389)
Adjustments to reconcile net income (loss) to cash flows provided by operating activities:
Income from equity method investments	(5,531)	(4,937)
Amortization	65,340	64,985
Depreciation	4,062	2,639
Prepaid and deferred compensation expense	13,700	10,799
Non-cash equity-based compensation	17,351	19,873
Amortization of deferred debt issuance costs	2,422	2,374
Amortization of interest rate cap premium	—	1,739
Deferred income tax expense	3,142	2,720
Deferred income tax expense from common control reorganization	—	48,115
Changes in operating assets and liabilities, net of acquisitions:
Commissions and fees receivable – net	(77,800)	(17,088)
Accrued interest liability	(21,470)	(11,801)
Other current and non-current assets	18,524	41,130
Other current and non-current liabilities	(227,748)	(298,984)
Total cash flows used in operating activities	$(167,411)	$(142,825)
CASH FLOWS FROM INVESTING ACTIVITIES
Business combinations – net of cash acquired and cash held in a fiduciary capacity	—	(555,641)
Capital expenditures	(13,265)	(16,730)
Asset acquisitions	—	(664)
Total cash flows used in investing activities	$(13,265)	$(573,035)
CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings on Revolving Credit Facility	524,942	574,056
Repayments on Revolving Credit Facility	(279,375)	(150,000)
Debt issuance costs paid	—	(1,548)
Repayment of term debt	(4,250)	(4,250)
Receipt of contingently returnable consideration	3,140	1,927
Payment of contingent consideration	(17)	(25,150)
Tax distributions to non-controlling LLC Unitholders	(1,294)	—
Receipt of taxes related to net share settlement of equity awards	1,714	1,569
Taxes paid related to net share settlement of equity awards	(1,496)	(1,700)
Class A common stock dividends and Dividend Equivalents paid	(16,795)	(15,074)
Distributions and Declared Distributions paid to non-controlling LLC Unitholders	(8,071)	(6,796)
Repurchases of Class A common stock	(40,019)	—
Payments related to Ryan Re preferred units	—	(85)
Net change in fiduciary liabilities	(92,194)	(36,109)
Total cash flows provided by financing activities	$86,285	$336,840
Effect of changes in foreign exchange rates on cash, cash equivalents, and cash and cash equivalents held in a fiduciary capacity	(5,191)	10,081
NET CHANGE IN CASH, CASH EQUIVALENTS, AND CASH AND CASH EQUIVALENTS HELD IN A FIDUCIARY CAPACITY	$(99,582)	$(368,939)
CASH, CASH EQUIVALENTS, AND CASH AND CASH EQUIVALENTS HELD IN A FIDUCIARY CAPACITY —Beginning balance	1,584,470	1,680,805
CASH, CASH EQUIVALENTS, AND CASH AND CASH EQUIVALENTS HELD IN A FIDUCIARY CAPACITY —Ending balance	$1,484,888	$1,311,866
Reconciliation of cash, cash equivalents, and cash and cash equivalents held in a fiduciary capacity
Cash and cash equivalents	$154,650	$203,549
Cash and cash equivalents held in a fiduciary capacity	1,330,238	1,108,317
Total cash, cash equivalents, and cash and cash equivalents held in a fiduciary capacity	$1,484,888	$1,311,866

Reconciliation of Organic Revenue Growth Rate

	Three Months Ended March 31,
(in thousands, except percentages)	2026	2025
Current period Net commissions and fees revenue	$782,903	$676,128
Less: Current period contingent commissions	(42,373)	(30,463)
Less: Revenue attributable to sold businesses	(13)	(146)
Net commissions and fees revenue excluding contingent commissions	$740,517	$645,519

Prior period Net commissions and fees revenue	$676,128	$537,887
Less: Prior year contingent commissions	(30,463)	(24,503)
Less: Revenue attributable to sold businesses	(657)	(539)
Prior period Net commissions and fees revenue excluding contingent commissions	$645,008	$512,845

Change in Net commissions and fees revenue excluding contingent commissions	$95,509	$132,674
Less: Mergers and acquisitions Net commissions and fees revenue excluding contingent commissions	(15,246)	(67,155)
Impact of change in foreign exchange rates	(3,863)	430
Organic revenue growth (Non-GAAP)	$76,400	$65,949

Net commissions and fees revenue growth rate (GAAP)	15.8%	25.7%
Less: Impact of contingent commissions (1)	(1.0)	0.2
Net commissions and fees revenue excluding contingent commissions growth rate (2)	14.8%	25.9%
Less: Mergers and acquisitions Net commissions and fees revenue excluding contingent commissions (3)	(2.4)	(13.1)
Impact of change in foreign exchange rates (4)	(0.6)	0.1
Organic Revenue Growth Rate (Non-GAAP)	11.8%	12.9%
(1)Calculated by subtracting Net commissions and fees revenue growth rate from net commissions and fees revenue excluding contingent commissions growth rate and revenue from sold businesses.
(2)Calculated by dividing the change in Total net commissions & fees revenue excluding contingent commissions by prior year net commissions and fees excluding contingent commissions and revenue from sold businesses.
(3)Calculated by taking the mergers and acquisitions net commissions and fees revenue excluding contingent commissions, representing the first 12 months of net commissions and fees revenue generated from acquisitions, divided by prior period net commissions and fees revenue excluding contingent commissions and revenue from sold businesses.
(4)Calculated by taking the change in foreign exchange rates divided by prior period net commissions and fees revenue excluding contingent commissions and revenue from sold businesses.

Reconciliation of Adjusted Compensation and Benefits Expense to Compensation and Benefits Expense

	Three Months Ended March 31,
(in thousands, except percentages)	2026	2025
Total revenue	$795,229	$690,166
Compensation and benefits expense	$495,176	$430,289
Acquisition-related expense	(3,411)	(3,479)
Acquisition related long-term incentive compensation	(9,287)	(8,331)
Restructuring and related expense	(2,465)	—
Amortization and expense related to discontinued prepaid incentives	(830)	(1,178)
Equity-based compensation	(14,309)	(14,569)
Initial public offering related expense	(3,042)	(5,304)
Adjusted compensation and benefits expense (1)	$461,832	$397,428
Compensation and benefits expense ratio	62.3%	62.3%
Adjusted compensation and benefits expense ratio	58.1%	57.6%
(1)Adjustments made to Compensation and benefits expense are described in the definition of Adjusted EBITDAC in
“Non-GAAP Financial Measures and Key Performance Indicators.”
Reconciliation of Adjusted General and Administrative Expense to General and Administrative Expense

	Three Months Ended March 31,
(in thousands, except percentages)	2026	2025
Total revenue	$795,229	$690,166
General and administrative expense	$108,761	$106,060
Acquisition-related expense	(3,990)	(13,823)
Restructuring and related expense	(3,406)	—
Adjusted general and administrative expense (1)	$101,365	$92,237
General and administrative expense ratio	13.7%	15.4%
Adjusted general and administrative expense ratio	12.7%	13.4%
(1)Adjustments made to General and administrative expense are described in the definition of Adjusted EBITDAC in
“Non-GAAP Financial Measures and Key Performance Indicators.”

Reconciliation of Adjusted EBITDAC to Net Income

	Three Months Ended March 31,
(in thousands, except percentages)	2026	2025
Total revenue	$795,229	$690,166
Net income (loss)	$40,597	$(4,389)
Interest expense, net	53,733	54,508
Income tax expense	6,508	55,430
Depreciation	4,062	2,639
Amortization	65,340	64,985
Change in contingent consideration (1)	27,294	(14,042)
EBITDAC	$197,534	$159,131
Acquisition-related expense	7,402	17,302
Acquisition related long-term incentive compensation	9,287	8,331
Restructuring and related expense	5,871	—
Amortization and expense related to discontinued prepaid incentives	830	1,178
Other non-operating income	(711)	(377)
Equity-based compensation	14,309	14,569
IPO related expenses	3,042	5,304
Income from equity method investments	(5,531)	(4,937)
Adjusted EBITDAC	$232,033	$200,501
Net income (loss) margin	5.1%	(0.6)%
Adjusted EBITDAC margin	29.2%	29.1%
(1)For the three months ended March 31, 2025, Change in contingent consideration included a $12.4 million decrease in valuation of the US Assure contingent consideration as a result of increased loss ratios impacting projected profit commissions.

Reconciliation of Adjusted Net Income to Net Income

	Three Months Ended March 31,
(in thousands, except percentages)	2026	2025
Total revenue	$795,229	$690,166
Net income (loss)	$40,597	$(4,389)
Income tax expense	6,508	55,430
Amortization	65,340	64,985
Amortization of deferred debt issuance costs (1)	2,422	2,374
Change in contingent consideration	27,294	(14,042)
Acquisition-related expense	7,402	17,302
Acquisition related long-term incentive compensation	9,287	8,331
Restructuring and related expense	5,871	—
Amortization and expense related to discontinued prepaid incentives	830	1,178
Other non-operating income	(711)	(377)
Equity-based compensation	14,309	14,569
IPO related expenses	3,042	5,304
Income from equity method investments	(5,531)	(4,937)
Adjusted income before income taxes (2)	$176,660	$145,728
Adjusted income tax expense (3)	(45,932)	(37,889)
Adjusted net income	$130,728	$107,839
Net income (loss) margin	5.1%	(0.6)%
Adjusted net income margin	16.4%	15.6%
(1)Interest expense, net includes amortization of deferred debt issuance costs.
(2)Adjustments made to Net income are described in the definition of Adjusted EBITDAC in “Non-GAAP Financial
Measures and Key Performance Indicators.”
(3)The Company is subject to United States federal income taxes, in addition to state, local, and foreign taxes, with respect to our allocable share of any net taxable income of the LLC. For the three months ended March 31, 2026 and 2025, this calculation of adjusted income tax expense is based on a federal statutory rate of 21% and a combined state income tax rate net of federal benefits of 5.00% on 100% of our adjusted income before income taxes as if the Company owned 100% of the LLC.

Reconciliation of Adjusted Diluted Earnings per Share to Diluted Earnings per Share

	Three Months Ended March 31,
	2026	2025
Earnings (loss) per share of Class A common stock – diluted	$0.13	$(0.22)
Less: Net income attributed to dilutive shares (1)	—	—
Plus: Impact of all LLC Common Units exchanged for Class A shares (2)	0.02	0.20
Plus: Adjustments to Adjusted net income (3)	0.33	0.43
Plus: Dilutive impact of unvested equity awards (4)	(0.01)	(0.02)
Adjusted diluted earnings per share	$0.47	$0.39

(Share count in ’000)
Weighted-average shares of Class A common stock outstanding – diluted	137,341	125,420
Plus: Impact of all LLC Common Units exchanged for Class A shares (2)	134,476	136,064
Plus: Dilutive impact of unvested equity awards (4)	6,824	17,783
Adjusted diluted earnings per share diluted share count	278,641	279,267
(1)Adjustment removes the impact of Net income attributed to dilutive awards to arrive at Net income (loss)
attributable to Ryan Specialty Holdings, Inc. For the three months ended March 31, 2026, this removes $0.2 million of Net income on 137.3 million Weighted-average shares of Class A common stock outstanding - diluted, respectively. See “Note 10, Earnings (Loss) Per Share” of the unaudited quarterly consolidated financial statements.
(2)For comparability purposes, this calculation incorporates the Net income that would be distributable if all LLC
Common Units (together with shares of Class B common stock) were exchanged for shares of Class A common stock. For the three months ended March 31, 2026 and 2025, this includes $23.0 million and $23.3 million of Net income, respectively, on 271.8 million and 261.5 million Weighted-average shares of Class A common stock outstanding - diluted, respectively. See “Note 10, Earnings (Loss) Per Share” of the unaudited quarterly consolidated financial statements.
(3)Adjustments to Adjusted net income are described in the footnotes of the reconciliation of Adjusted net income to
Net income (loss) in “Adjusted Net Income and Adjusted Net Income Margin” on 271.8 million and 261.5 million
Weighted-average shares of Class A common stock outstanding - diluted for the three months ended March 31,
2026 and 2025, respectively.
(4)For comparability purposes and to be consistent with the treatment of the adjustments to arrive at Adjusted net income, the dilutive effect of unvested equity awards as well as outstanding vested options and vested Class C
Incentive Units is calculated using the treasury stock method as if the weighted-average unrecognized cost associated with the awards was $0 over the period, less any unvested equity awards determined to be dilutive within the Diluted EPS calculation disclosed in “Note 10, Earnings (Loss) Per Share” of the unaudited quarterly consolidated financial statements. For the three months ended March 31, 2026 and 2025, 6.8 million and 17.8 million shares were added to the calculation, respectively.

Reconciliation of Credit Adjusted EBITDAC to Net Income

(in thousands)	Twelve Months Ended March 31, 2026
Total Revenue	$3,156,189
Net Income	$259,143
Interest expense, net	221,609
Income tax expense	30,105
Depreciation	14,512
Amortization	274,781
Change in contingent consideration	54,458
EBITDAC	$854,608
Acquisition-related expense	62,201
Acquisition related long-term incentive compensation	27,537
Restructuring and related expense	5,871
Amortization and expense related to discontinued prepaid incentives	3,984
Other non-operating income	(1,026)
Equity-based compensation	49,404
IPO related expenses	17,525
Income from equity method investments	(21,830)
Adjusted EBITDAC (1)	$998,274
Credit adjustments (2)	48,387
Credit Adjusted EBITDAC	$1,046,661
(1)Adjustments made to Net income are described in the definition of Adjusted EBITDAC in “Non-GAAP Financial
Measures and Key Performance Indicators”.
(2)Adjustments made to Adjusted EBITDAC represent (without duplication) additional adjustments permitted under our debt agreements.